UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 30, 2013

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Agreements with Gemini Master Fund, Ltd. and Ascendiant Capital Partners, LLC (“Investors”)

On May 19, 2011, Visualant, Inc. (“Visualant” or the “Company”) entered into a Securities Purchase Agreement (“Agreement”) with Gemini Master Fund, Inc. (“Gemini”) and Ascendiant Capital Partners, LLC (“Ascendiant”) (Gemini and Ascendiant collectively, the “Investors”) pursuant to which the Company issued $1.2 million of 10% convertible debentures (the “Debentures”) due May 1, 2012 and  5-year warrants for a total of 2.4 million shares (the “Gemini Warrant” and “Ascendiant Warrant”), exercisable at a price of $0.50 per share, subject to adjustment.  The Agreement subsequently was amended on August 16, 2012 to extend the maturity date of the Debentures from September 30, 2012 to September 30, 2013.  In addition, the additional investment and participation rights of Gemini and Ascendiant as defined in the Agreement were extended from September 30, 2012 to September 30, 2013.

On August 28, 2012, the Company entered into a Warrant Purchase Agreement with Gemini pursuant to which the Company repurchased the Gemini Warrant for the sum of $500,000 payable in two installments of $250,000 each due on August 28, 2012 and November 30, 2012.  The Company paid the first installment of $250,000 on August 28, 2012, but did not pay the second $250,000 installment due on November 30, 2012.

On January 30, 2013, the Company and the Investors entered into the following additional agreements dated January 23, 2013 but made effective as of the date of their execution by the parties:

(1)         Warrant Purchase Agreement between the Company and Ascendiant pursuant to which the Company repurchased the Ascendiant Warrant for a purchase price of $300,000, which amount is due in full on March 31, 2013.

(2)         Amendment to Warrant Purchase Agreement between the Company and Gemini extending the due date for payment of the balance of the purchase price, including accrued interest thereon, from November 30, 2012 to March 31, 2013.

(3)         AIR Termination Agreement between the Company and Gemini pursuant to which the Company acquired all additional investment rights (“AIR”) of Gemini and Ascendiant under the Securities Purchase Agreement for the sum of $850,000, to be paid pursuant to the terms of a promissory note executed by the Company for the principal amount of $850,000.  The promissory note is payable in two installments of $425,000 each, together with accrued interest thereon at the rate of 5% per annum, due on June 30, 2013 and September 30, 2013.

The above description is intended only as a summary of such agreements.  The above agreements are filed as Exhibits 10.1-10.4 and are hereby incorporated by reference.

Conversion of Existing Convertible Debentures

On January 24, 2013, Gemini converted $300,000 of principal and $50,630 of accrued interest on its Debenture into 7,012,603 shares of common stock at a conversion price of $.05 per share.

On January 24, 2013, Ascendiant converted $50,000 of principal and $8,438 of accrued interest on its Debenture into 1,168,767 shares of common stock at a conversion price of $.05 per share.

On January 28, 2013, Gemini converted $300,000 of principal and $50,959 of accrued interest on its Debenture into 7,019,178 shares of common stock at a conversion price of $.05 per share.

Following these conversions, as of January 28, 2013, the outstanding principal amounts and all accrued interest on the Debentures of both Gemini and Ascendiant have been fully converted.

Upon the occurrence of these conversions and the issuance of the common stock attendant thereto, the majority of the shares were acquired by a group of investors whose members included Company insiders and affiliates.

Section 9 – Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits –

Exhibit No.	Description

10.1	Warrant Purchase Agreement dated January 23, 2013 by and between Visualant, Inc. and Ascendiant Capital Partners LLC.

10.2	Amendment to Warrant Purchase Agreement dated January 23, 2013 by and between Visualant, Inc. and Gemini Master Fund Ltd.

10.3	AIR Termination Agreement dated January 23, 2013 by and between Visualant, Inc. and Gemini Master Fund Ltd.

10.4	$850,000 Term Note of Visualant, Inc. dated January 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

January 30, 2013	By:	/s/ Ronald P. Erickson
Ronald P. Erickson Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Warrant Purchase Agreement dated January 23, 2013 by and between Visualant, Inc. and Ascendiant Capital Partners LLC.

10.2	Amendment to Warrant Purchase Agreement dated January 23, 2013 by and between Visualant, Inc. and Gemini Master Fund Ltd.

10.3	AIR Termination Agreement dated January 23, 2013 by and between Visualant, Inc. and Gemini Master Fund Ltd.

10.4	$850,000 Term Note of Visualant, Inc. dated January 23, 2013.